Exhibit 99.1
OP BANCORP REPORTS NET INCOME FOR SECOND QUARTER 2022
OF $8.5 MILLION AND DILUTED EARNINGS PER SHARE OF $0.54

2022 Second Quarter Highlights compared with 2021 Second Quarter:
•Financial Results:
◦Net income of $8.5 million, up $2.1 million, or 33%
◦Diluted earnings per share of $0.54, up $0.12, or 29%
◦Net interest income of $19.1 million, up $4.5 million, or 31%
◦Provision for loan losses of $996 thousand, up $2.1 million
◦Noninterest income of $5.4 million, up $3.1 million, or 141%
◦Noninterest expense of $11.5 million, up $2.7 million, or 31%
◦Pre-provision net revenue (1) of $12.9 million, up $4.9 million, or 61%
◦Total assets of $1.93 billion, up $332.4 million, or 21%
◦Total loans (2) of $1.55 billion, up $237.7 million, or 18%; Average loans (2) of $1.56 billion, up $318.0 million, or 26%
◦Total deposits of $1.74 billion, up $307.5 million, or 21%; Average deposits of $1.70 billion, up $354.0 million, or 26%
◦Noninterest-bearing deposits to total deposits of 47.1%, up from 46.6%
◦Net interest margin of 4.21%, up from 3.98%
◦Return on average equity of 20.29%, up from 17.10%
◦Return on average assets of 1.79%, up from 1.68%
◦Efficiency ratio of 47.07%, an improvement from 52.30%
•Credit Quality:
◦Allowance for loan losses to gross loans of 1.19%, compared to 1.18%
◦Adjusted allowance to gross loans (1) of 1.25%, compared to 1.46%
◦Net loan recoveries to average gross loans of 0.01%
◦Nonperforming loans to gross loans of 0.15%, compared to 0.06%
◦Criticized loans (3) to gross loans of 0.20%, down from 0.67%
•Capital Levels:
◦Quarterly cash dividend of $0.12 per share, a 20% increase from $0.10 per share
◦Capital position well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.29%.
◦Book value per common share of $11.16, up 11%
___________________________________________________________
(1)    See reconciliation of GAAP to non-GAAP financial measures.
(2)     Includes loans held for sale.

(3)     Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, July 28, 2022 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the second quarter of 2022. Net income for the second quarter of 2022 was $8.5 million, or $0.54 per diluted common share, compared with $8.2 million, or $0.53 per diluted common share, for the first quarter of 2022, and $6.4 million, or $0.42 per diluted common share, for the second quarter of 2021.
Min Kim, President and Chief Executive Officer:
“We are pleased to report another strong quarter of earnings performance and balance sheet growth. Our net income and diluted earnings per share increased 33% and 29%, respectively, from a year ago, while our average loans and deposits grew 26% each during the same period. These results were accompanied by expanded net interest margin, improved efficiency, and maintenance of strong asset quality. We are also pleased to announce that OP Bancorp’s Board of Directors approved a 20% increase of the quarterly cash dividend to $0.12 per share, up from $0.10 per share. Despite external headwinds related to supply chain bottlenecks, inflation, and market rate increases by the Federal Reserve, we remain optimistic about our future growth and performance and will continue to focus on executing our strategic goals while maintaining appropriate risk and control environment.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Selected Income Statement Data:
Net interest income	$19,079	$17,290	$14,586	10.3%	30.8%
Provision for (reversal of) loan losses	996	341	(1,112)	192.1	n/a
Noninterest income	5,359	4,216	2,220	27.1	141.4
Noninterest expense	11,503	9,662	8,789	19.1	30.9
Income tax expense	3,459	3,351	2,750	3.2	25.8
Net Income	$8,480	$8,152	$6,379	4.0%	32.9%
Diluted earnings per share	$0.54	$0.53	$0.42	1.9%	28.6%
Selected Balance Sheet Data:
Total loans (1)	$1,551,973	$1,514,653	$1,314,262	2.5%	18.1%
Total deposits	$1,741,623	$1,672,003	$1,434,103	4.2%	21.4%
Total assets	$1,934,242	$1,863,945	$1,601,860	3.8%	20.7%
Average loans (1)	$1,560,064	$1,444,054	$1,242,058	8.0%	25.6%
Average deposits	$1,702,860	$1,570,376	$1,348,910	8.4%	26.2%
Credit Quality:
Nonperforming loans	$2,177	$2,806	$757	(22.4)%	187.6%
Net (recoveries) charge-offs to average gross loans (2)	(0.01)%	(0.00)%	0.01%	(0.01)%	(0.02)%
Allowance for loan losses to gross loans	1.19%	1.17%	1.18%	0.02%	0.01%
Financial Ratios:
Return on average assets (2)	1.79%	1.85%	1.68%	(0.06)%	0.11%
Return on average equity (2)	20.29%	19.54%	17.10%	0.75%	3.19%
Net interest margin (2)	4.21%	4.12%	3.98%	0.09%	0.23%
Common equity tier 1 capital ratio	12.29%	12.11%	12.62%	0.18%	(0.33)%
Leverage ratio	9.48%	9.80%	9.96%	(0.32)%	(0.48)%
Efficiency ratio (3)	47.07%	44.93%	52.30%	2.14%	(5.23)%
Book value per common share	$11.16	$10.97	$10.04	1.7%	11.2%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.
INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Interest Income
Interest income	$20,148	$17,944	$15,349	12.3%	31.3%
Interest expense	1,069	654	763	63.5	40.1
Net interest income	$19,079	$17,290	$14,586	10.3%	30.8%

($ in thousands)	For the Three Months Ended
	2Q22			1Q22			2Q21
	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,560,064	$19,108	4.91%	$1,444,054	$17,257	4.84%	$1,242,058	$14,971	4.83%
Total interest-earning assets	$1,817,157	$20,148	4.44%	$1,698,799	$17,944	4.28%	$1,469,163	$15,349	4.19%
Interest-bearing Liabilities
Interest-bearing deposits	$859,072	$1,069	0.50%	$786,915	$654	0.34%	$733,525	$763	0.42%
Total interest-bearing liabilities	$859,072	$1,069	0.50%	$786,915	$654	0.34%	$736,550	$763	0.42%
Ratios
Net interest Income/interest rate spreads		$19,079	3.94%		$17,290	3.94%		$14,586	3.77%
Net interest margin			4.21%			4.12%			3.98%
Total deposits / cost of deposits	$1,702,860	$1,069	0.25%	$1,570,376	$654	0.17%	$1,348,910	$763	0.23%
Total funding liabilities / cost of funds	$1,702,860	$1,069	0.25%	$1,570,376	$654	0.17%	$1,351,935	$763	0.23%

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield % Change 2Q22 vs.
	2Q22		1Q22		2Q21
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	1Q22	2Q21
Loan Yield Component
Contractual interest rate	$17,441	4.48%	$15,312	4.29%	$13,189	4.26%	0.19%	0.22%
SBA discount accretion	1,151	0.30	1,433	0.40	1,161	0.38	(0.10)	(0.08)
Amortization of net deferred fees	493	0.13	500	0.14	618	0.20	(0.01)	(0.07)
Amortization of premium	(197)	(0.05)	(188)	(0.05)	(170)	-0.06	0.00	0.01
Net interest recognized on nonaccrual loans	5	0.00	34	0.01	37	0.01	(0.01)	(0.01)
Prepayment penalties (2) and other fees	215	0.05	166	0.05	136	0.04	—	0.01
Yield on loans	$19,108	4.91%	$17,257	4.84%	$14,971	4.83%	0.07%	0.08%

Amortization of net deferred fees:
PPP loan forgiveness (3)	$351	0.09%	$483	0.13%	$290	0.09%	(0.04)%	—%
Other	142	0.04	17	0.01	328	0.11	0.03	(0.07)
Total amortization of net deferred fees	$493	0.13%	$500	0.14%	$618	0.20%	(0.01)%	(0.07)%

(1)Annualized.
(2)Prepayment penalty income of $118 thousand, $95 thousand and $116 thousand for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, was from commercial real estate and C&I loans.
(3)As of June 30, 2022, there were unamortized net deferred fees of $183 thousand to be recognized over the estimated life of the loans as a yield adjustment on the loans.
Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	2Q22	1Q22	2Q21
Hana Loan Purchase:
Contractual interest rate	$956	$976	$473
Purchased loan discount accretion	592	772	381
Other fees	24	7	6
Total interest income	$1,572	$1,755	$860

Effect on average loan yield (1)	0.19%	0.26%	0.13%
Effect on net interest margin (1)	0.20%	0.25%	0.13%

($ in thousands)	For the Three Months Ended
	2Q22			1Q22			2Q21
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,560,064	$19,108	4.91%	$1,444,054	$17,257	4.84%	$1,242,058	$14,971	4.83%
Adjusted average loan yield excluding purchased loans (1)(2)	$1,490,884	$17,536	4.72%	$1,369,423	$15,502	4.58%	$1,204,532	$14,111	4.70%

Net interest margin (1)	$1,817,157	$19,079	4.21%	$1,698,799	$17,290	4.12%	$1,469,163	$14,586	3.98%
Adjusted interest margin excluding purchased loans (1)(2)	$1,747,977	$17,507	4.01%	$1,624,168	$15,535	3.87%	$1,431,097	$13,726	3.85%

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Second Quarter 2022 vs. First Quarter 2022
Net interest income increased $1.8 million, or 10.3%, primarily due to higher interest income on loans. Net interest margin was 4.21%, an increase of 9 basis points from 4.12%.
◦A $1.9 million increase in interest income on loans was primarily due to interest income increases of $941 thousand on real estate loans and $763 thousand on home mortgage loans driven by average balance increases of $40.6 million on real estate loans and $77.2 million on home mortgage loans.
◦The 9 basis point increase in net interest margin was primarily due to a 16 basis point increase in average yield on interest-earning assets.
◦Average loan yield was 4.91%, a 7 basis point increase from 4.84%, primarily due to a 19 basis point increase in contractual loan yield as a result of market rate increases by the Federal Reserve, partially offset by a 10 basis point decrease from lower SBA discount accretion income as a result of slower SBA loan payoffs.
◦Average yield on interesting-bearing deposits in other banks was 0.98%, a 79 basis point increase from 0.19%, primarily due to the Federal Reserve’s rate increases.
◦Average cost of interest-bearing deposits was 0.50%, a 16 basis point increase from 0.34%. Average cost of deposits was 0.25%, an 8 basis point increase from 0.17%, primarily due to the Federal Reserve’s rate increases.

Second Quarter 2022 vs. Second Quarter 2021
Net interest income increased $4.5 million, or 30.8%, primarily due to higher interest income on loans. Net interest margin was 4.21%, an increase of 23 basis points from 3.98%.
◦A $4.1 million increase in interest income on loans was primarily due to higher average loan balance from loan growth in home loans, real estate loans, and C&I loans.
◦The improvement of 23 basis points in net interest margin was primarily due to a 25 basis point increase in average yield on interest-earning assets.
◦Average loan yield was 4.91%, an 8 basis point increase from 4.83%, primarily due to a 22 basis point increase in contractual loan yield as a result of market rate increases by the Federal Reserve, partially offset by an 8 basis point decrease from lower SBA discount accretion income as a result of lower SBA loan payoffs and a 7 basis point decrease in amortization of net deferred fees as a result of lower balance in net deferred fees on SBA PPP loans.
◦Average yield on interesting-bearing deposits in other banks was 0.98%, an 88 basis point increase from 0.10%, primarily due to the Federal Reserve’s rate increases. Average yield on available-for-sale debt securities was 1.70%, a 90 basis point increase from 0.80%, primarily due to purchases of higher yield securities in 2022.
◦Average cost of interest-bearing deposits was 0.50%, an 8 basis point increase from 0.42% primarily due to the Federal Reserve’s rate increases. Average cost of deposits was 0.25%, a 2 basis point increase from 0.23%, primarily due to the Federal Reserve’s rate increases, partially offset by higher average balance of noninterest-bearing deposits.
Provision for loan losses
Second Quarter 2022 vs. First Quarter 2022
The Company recorded $996 thousand provision for loan losses, compared with a $341 thousand provision for loan losses. The $996 thousand provision for loan losses was primarily due to an increase of $746 thousand in quantitative reserves from loan growth in real estate and home mortgage loans and an adjustments of $270 thousand in qualitative assessments of our loan portfolio.

Second Quarter 2022 vs. Second Quarter 2021
The Company recorded $996 thousand provision for loan losses, compared with $1.1 million reversal of loan losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Noninterest income
Service charges on deposits	$427	$388	$393	10.1%	8.7%
Loan servicing fees, net of amortization	654	447	302	46.3	116.6
Gain on sale of loans	3,873	3,238	1,210	19.6	220.1
Other income	405	143	315	183.2	28.6
Total noninterest income	$5,359	$4,216	$2,220	27.1%	141.4%

Second Quarter 2022 vs. First Quarter 2022
Noninterest income increased $1.1 million, or 27.1%, primarily due to higher gains on sale of loans, loan servicing fees and other income.
◦Gains on sale of loans were $3.9 million, up $635 thousand from the first quarter of 2022. The increase was primarily due to higher loan sales volume partially offset by lower average premium on loan sales. The Company sold $58.6 million in SBA loans at an average premium of 7.02%, compared to the sale of $31.8 million at an average premium of 11.02%.
◦Loan service fees, net of amortization, were $654 thousand, up $207 thousand from first quarter of 2022, primarily due to lower amortization of loan servicing fees as a result of lower SBA loan payoffs.
◦Other income were $405 thousand, up $262 thousand from first quarter of 2022, primarily due to increases in credit related fees and net earnings on Company owned life insurance and a decrease in unrealized loss on CRA qualified mutual fund.

Second Quarter 2022 vs. Second Quarter 2021
Noninterest income increased $3.1 million, or 141.4%, primarily due to higher gains on sale of loans and loan service fees.
◦Gains on sales of loans were $3.9 million, up $2.7 million from the second quarter of 2021. The increase was primarily due to higher sales volume partially offset by lower average premium on loan sales. The Company sold $58.6 million in SBA loans at an average premium of 7.02%, compared to the sale of $10.6 million at an average premium of 11.48%.
◦Loan service fees, net of amortization, were $654 thousand, up $352 thousand from the second quarter of 2021, primarily due to an increase in loan servicing portfolio and lower amortization of loan servicing fees as a result of lower SBA loan payoffs.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Noninterest expense
Salaries and employee benefits	$7,109	$5,657	$5,307	25.7%	34.0%
Occupancy and equipment	1,489	1,378	1,234	8.1	20.7
Data processing and communication	492	493	467	(0.2)	5.4
Professional fees	364	324	303	12.3	20.1
FDIC insurance and regulatory assessments	192	207	123	(7.2)	56.1
Promotion and advertising	165	189	176	(12.7)	(6.3)
Directors’ fees	190	177	128	7.3	48.4
Foundation donation and other contributions	852	815	640	4.5	33.1
Other expenses	650	422	411	54.0	58.2
Total noninterest expense	$11,503	$9,662	$8,789	19.1%	30.9%

Second Quarter 2022 vs. First Quarter 2022
Noninterest expense increased $1.8 million, or 19.1%, primarily due to higher salaries and employee benefits.
◦Salaries and employee benefits were $7.1 million, up $1.5 million from the first quarter of 2022. The increase was primarily due to a $476 thousand increase in salaries as a result of five additional employees and annual salary adjustments effective in the second quarter of 2022, and a $860 thousand increase in employee incentive accruals.
Second Quarter 2022 vs. Second Quarter 2021
Noninterest expense increased $2.7 million, or 30.9%, primarily due to higher salaries and employee benefits.
◦Salaries and employee benefits were $7.1 million, up $1.8 million from the second quarter of 2021. The increase was primarily due to a $748 thousand increase in salaries as a result of 20 additional employees to support continued growth of the Company, and a $767 thousand decrease in deferred loan origination costs compared to higher origination costs related to SBA PPP loans for the second quarter of 2021.
◦Occupancy and equipment expenses were $1.5 million, up $255 thousand from the second quarter of 2021, primarily due to a new branch opened in the first quarter of 2022.
◦Foundation donation and other contributions were $852 thousand, up $212 thousand from the second quarter of 2021. The increase was primarily due to higher donation accruals for Open Stewardship Foundation as a result of higher net income compared to the second quarter of 2021.
◦Other expenses were $650 thousand, up $239 thousand from the second quarter of 2021, primarily due to a $172 thousand increase in business development expenses.

Income Tax Expense
Second Quarter 2022 vs. First Quarter 2022
Income tax expense was $3.5 million, and the effective tax rate was 29.0%, compared to income tax expense of $3.4 million and the effective rate of 29.1% for the first quarter of 2022.
Second Quarter 2022 vs. Second Quarter 2021

Income tax expense was $3.5 million and the effective tax rate was 29.0%, compared to income tax expense of $2.8 million and the effective rate of 30.1% for the second quarter of 2021.

Balance Sheet Highlights

Loans

($ in thousands)	As of			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Real estate loans	$776,785	$730,841	$684,082	6.3%	13.6%
SBA loans (1)	247,413	253,064	338,751	(2.2)	(27.0)
C&I loans	128,620	176,934	102,562	(27.3)	25.4
Home mortgage loans	331,362	266,465	119,319	24.4	177.7
Consumer & other loans	538	1,106	1,152	(51.4)	(53.3)
Gross loans	$1,484,718	$1,428,410	$1,245,866	3.9%	19.2%

(1)Includes PPP loans of $8.1 million, $22.1 million and $103.9 million as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Real estate loans	$61,924	$49,868	$51,107	24.2%	21.2%
SBA loans (1)	55,085	37,400	76,535	47.3	(28.0)
C&I loans	2,718	11,876	40,771	(77.1)	(93.3)
Home mortgage loans	30,345	22,785	13,262	33.2	128.8
Gross loans	$150,072	$121,929	$181,675	23.1%	(17.4)%

(1)Includes PPP loans of $13.9 million for the three months ended June 30, 2021.

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	2Q22	1Q22	2Q21
Loan activities:
Gross loans, beginning	$1,428,410	$1,314,019	$1,155,872
New originations	150,072	121,929	181,675
Net line advances	(46,773)	17,455	(33,569)
Purchases	56,455	81,552	99,849
Sales	(57,954)	(31,819)	(15,732)
Paydowns	(16,011)	(15,972)	(12,688)
Payoffs	(33,098)	(45,391)	(53,230)
PPP Payoffs	(14,347)	(19,079)	(29,953)
Other	17,964	5,716	(46,358)
Total	56,308	114,391	89,994
Gross loans, ending	$1,484,718	$1,428,410	$1,245,866

Second Quarter 2022 vs. First Quarter 2022

Gross loans were $1.48 billion at June 30, 2022, up $56.3 million from March 31, 2022, primarily due to new loan originations and home mortgage loan purchases.

Home mortgage loans of $56.5 million were purchased from third party mortgage originators, compared to $81.6 million in the first quarter of 2022. New loan originations and loan payoffs were $150.1 million and $47.4 million for the second quarter of 2022, compared with $121.9 million and $64.5 million for the first quarter of 2022, respectively. Of the PPP loans, $14.3 million in principal amount has been forgiven under the program, compared to a $18.2 million of PPP loans forgiven in the first quarter of 2022.
Second Quarter 2022 vs. Second Quarter 2021

Gross loans were $1.48 billion at June 30, 2022, up $238.9 million from June 30, 2021, primarily due to new loan originations and home mortgage loan purchases.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	2Q22		1Q22		2Q21
	%	Rate	%	Rate	%	Rate
Fixed rate	34.9%	4.19%	33.3%	4.11%	34.8%	3.85%
Hybrid rate	28.2	4.47	25.6	4.30	20.2	4.74
Variable rate	36.9	5.77	41.1	5.09	45.0	4.91
Gross loans	100.0%	4.85%	100.0%	4.56%	100.0%	4.51%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of June 30, 2022
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$21,542	4.05%	$313,372	4.31%	$183,646	4.01%	$518,560	4.19%
Hybrid rate	—	—	50,346	5.26	368,276	4.36	418,622	4.47
Variable rate	111,724	5.48	136,586	5.38	299,226	6.06	547,536	5.77
Gross loans	$133,266	5.25%	$500,304	4.70%	$851,148	4.88%	$1,484,718	4.85%

Deposits

($ in thousands)	As of						% Change 1Q22 vs.
	2Q22		1Q22		2Q21
	Amount	%	Amount	%	Amount	%	1Q22	2Q21
Noninterest-bearing deposits	$820,311	47.1%	$848,531	50.8%	$668,244	46.6%	(3.3)%	22.8%
Money market deposits and others	519,389	29.8%	456,890	27.3	386,612	27.0%	13.7	34.3
Time deposits	401,923	23.1%	366,582	21.9	379,247	26.4%	9.6	6.0
Total deposits	$1,741,623	100.0%	$1,672,003	100.0%	$1,434,103	100.0%	4.2%	21.4%

Second Quarter 2022 vs. First Quarter 2022

Total deposits were $1.74 billion as of June 30, 2022, up $69.6 million from March 31, 2022, primarily driven by growth in money market deposits and time deposits, partially offset by a decrease in noninterest-bearing deposits. Money market deposits and time deposits grew $62.5 million and $35.3 million, respectively, due to management’s proactive actions to support loan growth during the second quarter of 2022 including upward adjustments of interest rates on customer deposits and increases in wholesale deposits.
Second Quarter 2022 vs. Second Quarter 2021

Total deposits were $1.74 billion as of June 30, 2022, up $307.5 million from June 30, 2021, primarily driven by growth in noninterest-bearing deposits and money market deposits. Noninterest-bearing deposits were $820.3 million, up $152.1 million from $668.2 million as of June 30, 2021. The growth in noninterest-bearing deposits was primarily due to addition of new customers from our Specialty Deposit Center. Money market deposits were $519.4 million, up $132.8 million from $386.6 million at June 30, 2021, due to increases of $46 million in customer deposits and $87 million in wholesale deposits to support continued growth of the Company.

The following table sets forth the maturity of time deposits as of June 30, 2022:

	As of June 30, 2022
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250,000)	$118,765	$29,487	$25,222	$62,522	$1,638	$237,634
Time deposits ($250,000 or less)	41,015	29,282	25,821	61,078	7,093	164,289
Total time deposits	$159,780	$58,769	$51,043	$123,600	$8,731	$401,923
Weighted average rate	0.75%	0.48%	0.44%	1.01%	1.41%	0.77%

Capital and Cash Dividend

	Basel III
	OP Bancorp (1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.51%	13.36%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.29%	12.14%	8.00%	8.50%
Common equity tier 1 ratio	12.29%	12.14%	6.50%	7.00%
Leverage ratio	9.48%	9.36%	5.00%	4.00%

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

($ in thousands)	Basel III			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.51%	13.29%	13.87%	0.22%	(0.36)%
Tier 1 risk-based capital ratio	12.29%	12.11%	12.62%	0.18%	(0.33)%
Common equity tier 1 ratio	12.29%	12.11%	12.62%	0.18%	(0.33)%
Leverage ratio	9.48%	9.80%	9.96%	(0.32)%	(0.48)%
Risk-weighted Assets	$1,465,707	$1,427,569	$1,198,373	2.67%	22.31%

Capital ratios remained strong during the quarter. Our CET1 and total risk-based capital ratios were 12.29% and 13.51% as of June 30, 2022, respectively, a decrease from a year ago due to year-over-year asset growth.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about August 25, 2022 to all shareholders of record as of the close of business on August 11, 2022.

The Company did not repurchase any shares during the second quarter of 2022. Since the announcement of the initial stock repurchase program in January 2019, the Company has repurchased a total of 1.57 million shares of its common stock at an average repurchase price of $8.58 per share through June 30, 2022.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Nonperforming loans (1)	$2,177	$2,806	$757	(22.4)%	187.6%
OREO	—	—	—	—	—
Total nonperforming assets	$2,177	$2,806	$757	(22.4)%	187.6%

Nonperforming loans to gross loans	0.15%	0.20%	0.06%	(0.05)%	0.09%
Nonperforming assets to total assets	0.11%	0.15%	0.05%	(0.04)%	0.06%

Criticized (2) Loan:
Special mention loans	$—	$—	$1,790	—%	(100.0)%
Classified loans (3)	3,020	3,848	6,553	(21.5)	(53.9)
Total criticized loans	$3,020	$3,848	$8,343	(21.5)%	(63.8)%

Criticized (2) loans to gross loans	0.20%	0.27%	0.67%	(0.07)%	(0.47)%
Classified loans (3) to gross loans	0.20%	0.27%	0.53%	(0.07)%	(0.33)%

Allowance for loan losses, beginning	$16,672	$16,123	$15,339	3.4%	8.7%
Provision for (reversal of) loan losses (4)	996	546	(625)	82.4	n/a
Gross charge-offs	(18)	(14)	(27)	28.6	(33.3)
Gross recoveries	52	17	—	205.9	—
Allowance for loan losses, ending (5)	$17,702	$16,672	$14,687	6.2%	20.5%

Allowance for loan losses ratios:
As a % of gross loans	1.19%	1.17%	1.18%	0.02%	0.01%
As an adjusted % of gross loans (6)	1.25%	1.24%	1.46%	0.01%	(0.21)%
As a % of nonperforming loans	813%	594%	1,940%	219%	(1,127)%
As a % of nonperforming assets	813%	594%	1,940%	219%	(1,127)%
Net (recoveries) charge-offs to average gross loans	(0.01)%	(0.00)%	0.01%	(0.01)%	(0.02)%

(1)Includes the guaranteed portion of SBA loans totaling $346 thousand and $899 thousand as of June 30, 2022 and March 31, 2022, respectively.
(2)Includes special mention, substandard, doubtful and loss categories.
(3)Includes substandard, doubtful and loss categories.
(4)Excludes reversal of uncollectible accrued interest receivable of $205 thousand and $487 thousand for the three months ended March 31, 2022 and June 30, 2021, respectively.
(5)Excludes allowance for uncollectible accrued interest receivable of $792 thousand as of June 30, 2021.
(6)See the Reconciliation of GAAP to NON-GAAP Financial Measures.

Overall, the Company continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.25%. We expect economic metrics to remain relatively strong over the next year, which bodes well for growth; however, we remain vigilant given potential impacts on our customers from continued supply chain and labor constraints as well as increases in inflation and market rates by the Federal Reserve.
◦Allowance for loan losses increased $3.0 million to $17.7 million from a year ago. Excluding the impacts of the purchased Hana loans, PPP loans, adjusted allowance to gross loans ratio was 1.25% as of June 30, 2022.
◦Criticized loans decreased by $5.3 million or 63.8% from a year ago, and the criticized loans to gross loans ratio improved by 47 basis points, primarily due to a $3.8 million payoff in one C&I relationship as well as improvements in credit risk ratings for SBA loans. Criticized loans are generally consistent with the Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets increased $1.4 million to $2.2 million, or 0.11% of total assets from a year ago. The increase in nonperforming assets was primarily due to home mortgage and SBA loans that were placed on nonaccrual in 2021. As of June 30, 2022, $346 thousand of nonaccrual loans was the guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of June 30, 2022 or 2021.
◦Net recoveries were $34 thousand or 0.01% of average loans in the second quarter of 2022, compared to net charge-offs of $27 thousand in the second quarter of 2021.

COVID-19 Pandemic Update

As of June 30, 2022, one C&I loan with outstanding balance of $454 thousand was under COVID-19 loan payment modification, which has ended on July 19, 2022.

Since the PPP’s inception through June 30, 2022, we have funded $154.5 million, and $151.3 million of principal forgiveness has been provided on qualifying PPP loans.

Reconciliation of GAAP to Non-GAAP Financial Measures

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for loan losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		2Q22	1Q22	2Q21
Interest income		$20,148	$17,944	$15,349
Interest expense		1,069	654	763
Net interest income		19,079	17,290	14,586
Noninterest income		5,359	4,216	2,220
Noninterest expense		11,503	9,662	8,789
Pre-provision net revenue	(a)	$12,935	$11,844	$8,017
Reconciliation to net income:
Provision for (reversal of) loan losses	(b)	$996	$341	$(1,112)
Income tax expense	(c)	3,459	3,351	2,750
Net income	(a)+(b) +(c)	$8,480	$8,152	$6,379

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021 excluded the impacts of contractual interest and discount accretion of the purchased loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		2Q22	1Q22	2Q21
Yield on Average Loans
Interest income on loans		$19,108	$17,257	$14,971
Less: interest income on purchased loans		1,571	1,755	860
Adjusted interest income on loans	(a)	$17,537	$15,502	$14,111

Average loans		$1,560,064	$1,444,054	$1,242,058
Less: Average purchased loans		69,180	74,631	37,526
Adjusted average loans	(b)	$1,490,884	$1,369,423	$1,204,532

Average loan yield (1)		4.91%	4.84%	4.83%
Effect on average loan yield (1)		0.19%	0.26%	0.13%
Adjusted average loan yield (1)	(a)/(b)	4.72%	4.58%	4.70%

Net Interest Margin
Net interest income		$19,079	$17,290	$14,586
Less: interest income on purchased loans		1,571	1,755	860
Adjusted net interest income	(c)	$17,508	$15,535	$13,726

Average interest-earning assets		$1,817,157	$1,698,799	$1,468,623
Less: Average purchased loans		69,180	74,631	37,526
Adjusted average interest-earning assets	(d)	$1,747,977	$1,624,168	$1,431,097

Net interest margin (1)		4.21%	4.12%	3.98%
Effect on net interest margin (1)		0.20%	0.25%	0.13%
Adjusted net interest margin (1)	(c)/(d)	4.01%	3.87%	3.85%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		2Q22	1Q22	2Q21
Gross loans		$1,484,718	$1,428,410	$1,245,866
Less: Purchased loans		(66,946)	(71,377)	(88,438)
PPP loans (1)		(7,151)	(21.016)	(97,673)
Adjusted gross loans	(a)	1,410,621	$1,336,017	$1,059,755

Accrued interest receivable on loans		$4,602	$4,494	$3,179
Less: Accrued interest receivable on purchased loans		(290)	(295)	(290)
Accrued interest receivable on PPP loans (2)		(93)	(229)	(461)
Add: Allowance on accrued interest receivable		—	—	792
Adjusted accrued interest receivable on loans	(b)	$4,219	$3,970	$3,220

Adjusted gross loans and accrued interest receivable	(a)+(b) =(c)	$1,414,840	$1,339,987	$1,062,975

Allowance for loan losses		$17,702	$16,672	$14,687
Add: Allowance on accrued interest receivable		—	—	792
Adjusted Allowance	(d)	$17,702	$16,672	$15,479

Adjusted allowance to gross loans ratio	(d)/(c)	1.25%	1.24%	1.46%

(1)Excludes purchased PPP loans of $942 thousand, $1.0 million and $6.3 million as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $13 thousand, $11 thousand and $26 thousand as of June 30, 2022, March 31, 2022 and June 30, 2021 respectively.
About OP Bancorp
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with ten full service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Atlanta, Georgia, Aurora, Colorado, and Lynnwood and Seattle, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com Member FDIC, Equal Housing Lender.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the uncertainties related to the coronavirus pandemic including, but not limited to, the potential adverse effect of the pandemic on the economy, our employees and customers, and our financial performance; the impact of the federal CARES Act and the significant additional lending activities undertaken by the Company in connection with the Small Business Administration’s Paycheck Protection Program enacted thereunder, including risks to the Company with respect to the uncertain application by the Small Business Administration of new borrower and loan eligibility, forgiveness and audit criteria; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2021 and in our other subsequent filings with the Securities and Exchange Commission.

Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

Consolidated Balance Sheets (unaudited)

($ in thousands)	As of			% Change 2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Assets
Cash and due from banks	$14,937	$18,206	$15,964	(18.0)%	(6.4)%
Interest-bearing deposits in other banks	117,760	111,770	112,723	5.4	4.5
Cash and cash equivalents	132,697	129,976	128,687	2.1	3.1
Securities available for sale, at fair value	174,814	161,182	111,832	8.5	56.3
Other investments	12,205	10,836	11,028	12.6	10.7
Loans held for sale	67,255	86,243	68,396	(22.0)	(1.7)
Real estate loans	776,785	730,841	684,082	6.3	13.6
SBA loans (1)	247,413	253,064	338,751	(2.2)	(27.0)
C&I loans	128,620	176,934	102,562	(27.3)	25.4
Home mortgage loans	331,362	266,465	119,319	24.4	177.7
Consumer & other loans	538	1,106	1,152	(51.4)	(53.3)
Gross loans, net of unearned income	1,484,718	1,428,410	1,245,866	3.9	19.2
Allowance for loan losses	(17,702)	(16,672)	(14,687)	6.2	20.5
Net loans receivable	1,467,016	1,411,738	1,231,179	3.9	19.2
Premises and equipment, net	4,493	4,570	4,271	(1.7)	5.2
Accrued interest receivable, net	5,112	4,893	3,469	4.5	47.4
Servicing assets	12,708	12,341	12,903	3.0	(1.5)
Company owned life insurance	21,317	11,197	11,005	90.4	93.7
Deferred tax assets	13,371	10,882	4,861	22.9	175.1
Operating right-of-use assets	8,036	8,471	6,065	(5.1)	32.5
Other assets	15,218	11,616	8,164	31.0	86.4
Total assets	$1,934,242	$1,863,945	$1,601,860	3.8%	20.7%
Liabilities and Shareholders' Equity
Liabilities
Noninterest bearing	$820,311	$848,531	$668,244	(3.3)%	22.8%
Money market and others	519,389	456,890	386,612	13.7	34.3
Time deposits greater than $250,000	237,634	192,849	193,704	23.2	22.7
Other time deposits	164,289	173,733	185,543	(5.4)	(11.5)
Total deposits	1,741,623	1,672,003	1,434,103	4.2	21.4
Accrued interest payable	612	548	608	11.7	0.7
Operating lease liabilities	9,335	9,839	7,567	(5.1)	23.4
Other liabilities	13,180	15,564	7,620	(15.3)	73.0
Total liabilities	1,764,750	1,697,954	1,449,898	3.9	21.7
Shareholders’ equity
Common stock	78,718	78,718	78,718	—	—
Additional paid-in capital	9,089	8,860	8,324	2.6	9.2
Retained earnings	92,659	85,694	64,700	8.1	43.2
Accumulated other comprehensive (loss) income	(10,974)	(7,281)	220	50.7	(5088.2)
Total shareholders’ equity	169,492	165,991	151,962	2.1	11.5
Total liabilities and shareholders' equity	$1,934,242	$1,863,945	$1,601,860	3.8%	20.7%

(1)Includes SBA Paycheck Protection Program (“PPP”) loans of $8.1 million, $22.1 million and $103.9 million as of June 30, 2022, March 31, 2022 and June 30, 2021, respectively.

Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 1Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Interest income
Interest and fees on loans	$19,108	$17,257	$14,971	10.7%	27.6%
Interest on securities available for sale	703	530	218	32.6	222.5
Other interest income	337	157	160	114.6	110.6
Total interest income	20,148	17,944	15,349	12.3	31.3
Interest expense
Interest on deposits	1,069	654	763	63.5	40.1
Total interest expense	1,069	654	763	63.5	40.1
Net interest income	19,079	17,290	14,586	10.3	30.8
Provision for (reversal of) loan losses	996	341	(1,112)	192.1	n/a
Net interest income after provision for loan losses	18,083	16,949	15,698	6.7	15.2
Noninterest income
Service charges on deposits	427	388	393	10.1	8.7
Loan servicing fees, net of amortization	654	447	302	46.3	116.6
Gain on sale of loans	3,873	3,238	1,210	19.6	220.1
Other income	405	143	315	183.2	28.6
Total noninterest income	5,359	4,216	2,220	27.1	141.4
Noninterest expense
Salaries and employee benefits	7,109	5,657	5,307	25.7	34.0
Occupancy and equipment	1,489	1,378	1,234	8.1	20.7
Data processing and communication	492	493	467	(0.2)	5.4
Professional fees	364	324	303	12.3	20.1
FDIC insurance and regulatory assessments	192	207	123	(7.2)	56.1
Promotion and advertising	165	189	176	(12.7)	(6.3)
Directors’ fees	190	177	128	7.3	48.4
Foundation donation and other contributions	852	815	640	4.5	33.1
Other expenses	650	422	411	54.0	58.2
Total noninterest expense	11,503	9,662	8,789	19.1	30.9
Income before income tax expense	11,939	11,503	9,129	3.8	30.8
Income tax expense	3,459	3,351	2,750	3.2	25.8
Net income	$8,480	$8,152	$6,379	4.0%	32.9%

Book value per share	$11.16	$10.97	$10.04	1.7%	11.2%
Earnings per share - Basic	$0.55	$0.53	$0.42	3.8%	31.0%
Earnings per share - Diluted	$0.54	$0.53	$0.42	1.9%	28.6%

Shares of common stock outstanding	15,189,203	15,137,808	15,133,407	0.3%	0.4%
Weighted Average Shares:
- Basic	15,141,975	15,137,808	15,056,484	—%	0.6%
- Diluted	15,234,577	15,242,214	15,129,451	(0.1)%	0.7%

Key Ratios

	For the Three Months Ended			% Change 1Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Return on average assets (ROA) (1)	1.79%	1.85%	1.68%	(0.1)%	0.1%
Return on average equity (ROE) (1)	20.29%	19.54%	17.10%	0.8%	3.2%
Net interest margin (1)	4.21%	4.12%	3.98%	0.1%	0.2%
Efficiency ratio	47.07%	44.93%	52.30%	2.1%	(5.2)%

Total risk-based capital ratio	13.51%	13.29%	13.87%	0.2%	(0.4)%
Tier 1 risk-based capital ratio	12.29%	12.11%	12.62%	0.2%	(0.3)%
Common equity tier 1 ratio	12.29%	12.11%	12.62%	0.2%	(0.3)%
Leverage ratio	9.48%	9.80%	9.96%	(0.3)%	(0.5)%

(1)Annualized.

Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)	For the Six Months Ended
	2Q22	2Q21	% Change
Interest income
Interest and fees on loans	$36,365	$28,255	28.7%
Interest on securities available for sale	1,233	454	171.6%
Other interest income	494	272	81.6%
Total interest income	38,092	28,981	31.4%
Interest expense
Interest on deposits	1,723	1,640	5.1%
Total interest expense	1,723	1,640	5.1%
Net interest income	36,369	27,341	33.0%
Provision for (reversal of) loan losses	1,337	(492)	n/a
Net interest income after provision for loan losses	35,032	27,833	25.9%
Noninterest income
Service charges on deposits	815	748	9.0%
Loan servicing fees, net of amortization	1,101	833	32.2%
Gain on sale of loans	7,111	3,092	130.0%
Other income	548	513	6.8%
Total noninterest income	9,575	5,186	84.6%
Noninterest expense
Salaries and employee benefits	12,766	9,969	28.1%
Occupancy and equipment	2,867	2,469	16.1%
Data processing and communication	985	915	7.7%
Professional fees	688	617	11.5%
FDIC insurance and regulatory assessments	399	255	56.5%
Promotion and advertising	354	353	0.3%
Directors’ fees	367	244	50.4%
Foundation donation and other contributions	1,667	1,147	45.3%
Other expenses	1,072	786	36.4%
Total noninterest expense	21,165	16,755	26.3%
Income before income tax expense	23,442	16,264	44.1%
Income tax expense	6,810	4,808	41.6%
Net income	$16,632	$11,456	45.2%

Book value per share	$11.16	$10.04	11.2%
Earnings per share - Basic	$1.08	$0.75	44.0%
Earnings per share - Diluted	$1.07	$0.75	42.7%

Shares of common stock outstanding	15,189,203	15,133,407	0.4%
Weighted Average Shares:
- Basic	15,139,903	15,039,773	0.7%
- Diluted	15,238,113	15,099,403	0.9%

Key Ratios

	For the Six Months Ended
	2Q22	2Q21	% Change
Return on average assets (ROA) (1)	1.82%	1.56%	0.3%
Return on average equity (ROE) (1)	19.92%	15.58%	4.3%
Net interest margin (1)	4.16%	3.90%	0.3%
Efficiency ratio	46.07%	51.51%	(5.4)%

Total risk-based capital ratio	13.51%	13.87%	(0.4)%
Tier 1 risk-based capital ratio	12.29%	12.62%	(0.3)%
Common equity tier 1 ratio	12.29%	12.62%	(0.3)%
Leverage ratio	9.48%	9.96%	(0.5)%

(1)Annualized.

Asset Quality

($ in thousands)	As of and For the Three Months Ended
	2Q22	1Q22	2Q21
Nonaccrual Loans (1)	$2,172	$2,806	$757
Loans 90 days or more past due, accruing	5	—	—
Accruing restructured loans	—	—	—
Nonperforming loans	2,177	2,806	757
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$2,177	$2,806	$757

Criticized loans (2) by loan type:
SBA loans	$1,738	$2,543	$3,681
C&I loans	297	305	4,662
Home mortgage loans	985	1,000	—
Total criticized loans (2)	$3,020	$3,848	$8,343

Nonperforming assets/total assets	0.11%	0.15%	0.05%
Nonperforming assets / gross loans plus OREO	0.15%	0.20%	0.06%
Nonperforming loans / gross loans	0.15%	0.20%	0.06%
Allowance for loan losses / nonperforming loans	813%	594%	1940%
Allowance for loan losses / nonperforming assets	813%	594%	1940%
Allowance for loan losses / gross loans	1.19%	1.17%	1.18%
Criticized loans (2) / gross loans	0.20%	0.27%	0.67%
Classified loans / gross loans	0.20%	0.27%	0.53%

Net (recoveries) charge-offs	$(34)	$(3)	$27
Net (recoveries) charge-offs to average gross loans (3)	(0.01)%	(0.00)%	0.01%

(1)Includes the guaranteed portion of SBA loans that are in liquidation totaling $346 thousand and $899 thousand as of June 30, 2022 and March 31, 2022, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)Annualized.

($ in thousands)	2Q22	1Q22	2Q21
Accruing delinquent loans 30-89 days past due
30-59 days	$447	$201	$41
60-89 days	—	—	—
Total (1)	$447	$201	$41

(1)Includes the guaranteed portion of PPP loans totaling $9 thousand as of March 31, 2022.

Average Balance Sheet, Interest and Yield/Rate Analysis

	For the Three Months Ended
	2Q22			1Q2022			2Q21
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$79,628	$197	0.98%	$86,875	$42	0.19%	$107,280	$28	0.10%
Federal funds sold and other investments	11,966	140	4.70	10,957	115	4.19	10,865	132	4.85
Available-for-sale debt securities, at fair value	165,499	703	1.70	156,913	530	1.35	108,960	218	0.80
Real estate loans	751,610	8,743	4.67	710,993	7,802	4.45	670,224	7,725	4.62
SBA loans	353,138	5,707	6.48	358,725	5,834	6.60	346,702	4,816	5.57
C&I loans	160,291	1,811	4.53	156,355	1,536	3.98	101,362	983	3.89
Home mortgage loans	294,341	2,837	3.86	217,103	2,074	3.82	122,588	1,431	4.67
Consumer & other loans	684	10	5.49	878	11	4.88	1,182	16	5.30
Loans (2)	1,560,064	19,108	4.91	1,444,054	17,257	4.84	1,242,058	14,971	4.83
Total interest-earning assets	1,817,157	20,148	4.44	1,698,799	17,944	4.28	1,469,163	15,349	4.19
Noninterest-earning assets	73,594			63,016			49,151
Total assets	$1,890,751			$1,761,815			$1,518,314

Interest-bearing liabilities:
Money market deposits and others	$470,013	$503	0.43%	$412,295	$251	0.25%	$366,922	$281	0.31%
Time deposits	389,059	566	0.58	374,620	403	0.44	366,603	482	0.53
Total interest-bearing deposits	859,072	1,069	0.50	786,915	654	0.34	733,525	763	0.42
Borrowings	—	—	—	—	—	—	3,025	—	—
Total interest-bearing liabilities	859,072	1,069	0.50	786,915	654	0.34	736,550	763	0.42
Noninterest-bearing liabilities:
Noninterest-bearing deposits	843,788			783,461			615,385
Other noninterest-bearing liabilities	20,720			24,599			17,119
Total noninterest-bearing liabilities	864,508			808,060			632,504
Shareholders’ equity	167,171			166,840			149,260
Total liabilities and shareholders’ equity	$1,890,751			$1,761,815			$1,518,314

Net interest income / interest rate spreads		$19,079	3.94%		$17,290	3.94%		$14,586	3.77%
Net interest margin			4.21%			4.12%			3.98%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,702,860	$1,069	0.25%	$1,570,376	$654	0.17%	1,348,910	$763	0.23%
Total funding liabilities / cost of funds	$1,702,860	$1,069	0.25%	$1,570,376	$654	0.17%	1,351,935	$763	0.23%

(1)Annualized.
(2)Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis

	For the Six Months Ended
	2Q22			2Q21
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$83,231	$238	0.57%	$98,654	$51	0.10%
Federal funds sold and other investments	11,465	256	4.45	10,478	221	4.21
Available-for-sale debt securities, at fair value	161,230	1,233	1.53	101,000	454	0.90
Real estate loans	731,413	16,545	4.56	661,907	15,191	4.63
SBA loans	355,916	11,542	6.54	307,787	8,096	5.30
C&I loans	158,334	3,348	4.26	108,803	2,055	3.81
Home mortgage loans	255,936	4,911	3.84	124,135	2,882	4.64
Consumer & other loans	780	19	5.15	1,184	31	5.24
Loans (2)	1,502,379	36,365	4.88	1,203,816	28,255	4.73
Total interest-earning assets	1,758,305	38,092	4.36	1,413,948	28,981	4.13
Noninterest-earning assets	68,334			50,422
Total assets	$1,826,639			$1,464,370

Interest-bearing liabilities:
Money market deposits and others	$441,314	$754	0.34%	$351,943	$551	0.32%
Time deposits	381,879	969	0.51	364,216	1,089	0.60
Total interest-bearing deposits	823,193	1,723	0.42	716,159	1,640	0.46
Borrowings	—	—	—	4,007	—	—
Total interest-bearing liabilities	823,193	1,723	0.42	720,166	1,640	0.46
Noninterest-bearing liabilities:
Noninterest-bearing deposits	813,791			580,134
Other noninterest-bearing liabilities	22,649			16,993
Total noninterest-bearing liabilities	836,440			597,127
Shareholders’ equity	167,006			147,077
Total liabilities and shareholders’ equity	$1,826,639			1,464,370

Net interest income / interest rate spreads		$36,369	3.94%		$27,341	3.67%
Net interest margin			4.16%			3.90%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,636,984	$1,723	0.21%	1,296,293	$1,640	0.26%
Total funding liabilities / cost of funds	$1,636,984	$1,723	0.21%	1,300,300	$1,640	0.25%

(1)Annualized.
(2)Includes loans held for sale.